 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

On April 23, 2014, United Bancshares, Inc. (the “Corporation”) held its annual shareholders’ meeting at its corporate headquarters in Columbus Grove, Ohio.  At the meeting, the following three items were voted on by the shareholders of the Corporation:

1.

The election of seven directors to serve until the 2015 Annual Meeting;

2.

An amendment to the Amended and Restated Articles of Incorporation of United Bancshares, Inc. to authorize 750,000 shares of Preferred Stock of United Bancshares, Inc.; and

3.

The ratification of the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2014.

Proposal 1 -  Election of Directors

The shareholders elected the following nominees for director at the meeting by the votes indicated below:

FOR

WITHHELD

Robert L. Benroth

2,116,272

88,784

James N. Reynolds

2,033,609

171,447

H. Edward Rigel

2,076,378

128,678

David P. Roach

2,098,622

106,434

Daniel W. Schutt

2,110,720

94,336

R. Steven Unverferth

2,113,564

91,492

Brian D. Young

2,127,909

77,147

In addition to the votes reported above, there were 485,237 broker non-votes on the proposal for the election of directors.

Proposal 2 - An amendment to the Corporation’s Amended and Restated Articles of Incorporation of United Bancshares, Inc. to authorize 750,000 shares of Preferred Stock of United Bancshares, Inc.

At the meeting, the proposal to amend the Corporation’s Amended and Restated Articles of

Incorporation to authorize 750,000 shares of a Preferred Stock failed to receive the affirmative vote of a two-thirds majority of shares entitled to vote at the annual meeting.

   FOR

AGAINST

ABSTAINED

1,841,268

  275,648

     88,140

In addition to the votes reported above, there were 485,237 broker non-votes on the proposal for the authorization of Preferred Stock.

Proposal 3 - Ratifying the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation.

At the meeting, the shareholders ratified the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation by the votes indicated below:

    FOR

AGAINST

ABSTAINED

2,562,119

   59,350

     68,824

There were no broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: April 25, 2014	By: /s/Brian D. Young
Brian D. Young President & CEO